UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 14, 2008

PACIFIC COAST NATIONAL BANCORP

(Exact name of registrant as specified in its charter)

California	000-51960	61-1453556

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

905 Calle Amanecer, Suite 100, San Clemente, California		92673

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (949) 361-4300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NEXT PAGE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

             Effective as of November 14, 2008, Pacific Coast National Bank (the "Bank"), a wholly owned subsidiary of Pacific Coast National Bancorp (the "Company"), entered into a Separation Agreement with Stanley M. Cruse (the "Separation Agreement"), setting forth the terms of the termination of Mr. Cruse's employment as Executive Vice President and Chief Credit Officer of the Bank effective as of that date. The Separation Agreement provides for the termination of Mr. Cruse's employment agreement with the Bank, except to the limited extent provided otherwise in the Separation Agreement, and the payment of $25,000 to Mr. Cruse in consideration for his release of the Bank from any and all claims he may have against the Bank relating his employment by the Bank. A copy of the Separation Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. David L. Adams, Executive Vice President and Chief Lending Officer, will serve as Chief Credit Officer of the Bank on an interim basis.

Item 9.01 Financial Statements and Exhibits

(d)      Exhibits

          10.1   Separation Agreement

NEXT PAGE

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PACIFIC COAST NATIONAL BANCORP
Dated: December 1, 2008	By:	/s/ Michael S. Hahn
Michael S. Hahn
President and Chief Executive Officer

NEXT PAGE

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement

4
END